Exhibit 10.27

NOTE: This Restricted Stock Unit Award Agreement is applicable to restricted stock unit awards made to certain employees (“Participants”) of U.S. Bancorp (the “Company”) on and after January 1, 2014. These restricted stock unit awards will have the terms and conditions set forth in each Participant’s award summary (the “Award Summary”), which can be accessed on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future). The Award Summary may be viewed at any time on this Website, and the Award Summary may also be printed out. In addition to the individual terms and conditions set forth in the Award Summary, each restricted stock unit award will have the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement below. As a condition of each restricted stock unit award, Participant accepts the terms and conditions of the Award Summary and the Restricted Stock Unit Award Agreement.

U.S. BANCORP

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT, together with the Award Summary which is incorporated herein by reference (collectively, the “Agreement”) sets forth the terms and conditions of a restricted stock unit award (“RSU Award”) representing the right to receive shares of common stock of the Company, par value $0.01 per share (the “Common Stock”). The grant of the RSU Award is pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan, which was approved by shareholders on April 20, 2010 (the “Plan”) and is subject to its terms. Capitalized terms that are not defined in the Agreement shall have the meaning ascribed to such terms in the Plan.

The Company and Participant agree as follows:

1. Award

Subject to the terms and conditions of the Plan and the Agreement, the Company grants to Participant a restricted stock unit award entitling the Participant to the number of restricted stock units (the “Units”) set forth in Participant’s Award Summary. Each Unit represents the right to receive one share of Common Stock, subject to the vesting requirements and distribution provisions of the Agreement and the terms of the Plan. The shares of Common Stock distributable to Participant with respect to the Units granted hereunder are referred to as the “Shares.” Participant’s Award Summary sets forth the date of grant of this award (the “Grant Date”).

2. Vesting; Forfeiture

(a) Forfeiture if No Confidentiality and Non-solicitation Agreement on File. This RSU Award is conditioned upon the timely execution of a Confidentiality and Non-solicitation Agreement between the Company or an Affiliate (as defined in Section 11) and Participant, in a form acceptable to the Company (a “CNS Agreement”). If a properly executed CNS Agreement is not on file with the Company on the Grant Date, then, on or before the 30th day following the

Grant Date, Participant must execute and deliver to the Company a CNS Agreement in a form satisfactory to the Company. Notwithstanding any other provision in the Agreement, if a CNS Agreement is not on file with the Company on or before the 30th day following the Grant Date, the Units will be immediately and irrevocably forfeited and Participant shall have no rights hereunder.

(b) Time Based Vesting Conditions. Subject to the terms and conditions of the Agreement, the Units shall vest in installments on the date or dates set forth in the Participant’s Award Summary (each such date, a “Scheduled Vesting Date”) if Participant remains continuously employed by the Company or an Affiliate of the Company until the applicable Scheduled Vesting Date. Except as otherwise provided in the Agreement, if Participant ceases to be an employee of the Company or any Affiliate prior to an applicable Scheduled Vesting Date, all Units that have not become vested previously in accordance with the Award Summary shall be immediately and irrevocably forfeited.

(c) Vesting As a Result of Disability or Death. Notwithstanding the vesting provision contained in Section 2(b) above, and subject to the other terms and conditions of the Agreement, if Participant dies or becomes Disabled (as defined in Section 11) while in the employ of the Company or any Affiliate prior to a Scheduled Vesting Date, then the Units will not be forfeited and will be paid out in accordance with Section 3(b) hereof. Notwithstanding the foregoing, the provisions of this Section 2(c) will apply only if Participant has at all times complied with the terms of the CNS Agreement.

(d) Vesting As a Result of Participant’s Eligibility to Retire. Notwithstanding the vesting provision contained in Section 2(b) above, and subject to the terms and conditions of the Agreement, if, on the Grant Date, Participant is Eligible to Retire (as defined in Section 11), then the Units will become vested in the calendar year in which the Grant Date occurs and will be paid out in accordance with Section 3(c) hereof. If Participant is not Eligible to Retire as of the Grant Date, but has remained continuously employed by the Company or any Affiliate of the Company until Participant becomes Eligible to Retire, then the Units that are not vested as of such date will become vested in the calendar year in which Participant becomes Eligible to Retire, and will be paid out in accordance with Section 3(c). Notwithstanding the foregoing, the provisions of this Section 2(d) will apply only if Participant has at all times complied with the terms of the CNS Agreement.

(e) Vesting As a Result of Qualifying Termination. Notwithstanding the vesting provision contained in Section 2(b) above, and subject to the terms and conditions of the Agreement, if Participant has been continuously employed by the Company or any Affiliate of the Company until the date of a Qualifying Termination (as defined in Section 11), then the Units that are not vested at the time of such Qualifying Termination will not be forfeited, but instead will become vested in the calendar year in which the Qualifying Termination occurs, and will be paid out in accordance with Section 3(b) hereof. Notwithstanding the foregoing, the provisions of this Section 2(e) will apply only if Participant has at all times complied with the terms of the CNS Agreement.

(f) Forfeiture on Termination of Employment for Cause and on Breach of Confidentiality Agreement. Notwithstanding any other provisions in this Agreement, if Participant violates the terms of the CNS Agreement, all Units that have not been settled (and Shares delivered) previously shall be immediately and irrevocably forfeited. If Participant’s employment with the Company is terminated for Cause (as defined in Section 11), all Units that have not been settled (and Shares delivered) previously shall be immediately and irrevocably forfeited.

(g) Special Risk-Related Cancellation Provisions

(A) Cancellation Resulting From Acts Occurring During the Grant Year. Notwithstanding any other provision of the Agreement, if it shall be determined at any time subsequent to the Grant Date that Participant has, during the calendar year in which the Grant Date occurs (the “Grant Year”), (i) failed to comply with Company policies and procedures, including the Code of Ethics and Business Conduct, (ii) violated any law or regulation, (iii) engaged in negligent or willful misconduct, or (iv) engaged in activity resulting in a significant or material control deficiency under the Sarbanes-Oxley Act of 2002, and such failure, violation, misconduct or activity (A) demonstrates an Inadequate Sensitivity (as defined below) to the inherent risks of Participant’s business line or functional area, and (B) results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on the Company or Participant’s business line or functional area, all or part of the Units granted under the Agreement that have not been settled (and Shares delivered) at the time of such determination may be cancelled, and, if so cancelled, Participant will have no rights with respect to the Units. “Inadequate Sensitivity” means Participant has engaged in imprudent activities that subject the Company to risk outcomes in future periods, including risks that may not be apparent at the time the activities are undertaken.

(B) Cancellation Resulting From Acts Occurring in Years other than the Grant Year. Notwithstanding any other provisions of the Agreement, if Participant receives an Award in any year other than the Grant Year (the “Other Grant Year”) pursuant to an Award Agreement that contains a provision substantially similar to paragraph 2(g)(A), and it is determined that all or a portion of the Award made in the Other Grant Year (the “Other Grant Year Award”), as a result of risk-related behavior on the part of Participant occurring in the Other Grant Year, should be subject to the cancellation in accordance with the terms of such provision, but some or all of the Other Grant Year Award is not subject to cancellation because vesting or settlement, as applicable, already has occurred, then the Units granted under this Agreement that have not been settled (and Shares delivered) previously may be cancelled to the extent necessary to satisfy the Unsatisfied Cancellation Value (as defined below). The initial determination of the Unsatisfied Cancellation Value will be made by the Incentive Review Committee (as defined in Section 11), subject to review and approval or adjustment by the Committee, in its sole discretion. “Unsatisfied Cancellation Value” means the excess of (i) the value of the Other Grant Year Award, or portion thereof, that the Incentive Review Committee determines should be subject to cancellation (which amount shall not exceed the original Grant Date fair value of the Other Grant Year Award) over (ii) the value of that portion of the Other Grant Year Award that is subject to cancellation at the time of such determination. All or a portion of the Units granted under this Agreement that have not been settled (and Shares delivered) shall be subject to cancellation in order to satisfy the Unsatisfied Cancellation Value. For avoidance of doubt, the valuation of each Unit for the purpose of determining the number of such Units to be cancelled shall be determined in the absolute discretion of the Committee.

3. Distribution of Shares with Respect to Units

Subject to the restrictions in this Section 3, following the vesting of Units and following the payment of any applicable withholding taxes pursuant to Section 8, the Company shall cause to be issued and delivered to Participant (including through book entry) Shares registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, as follows:

(a) Scheduled Vesting Date Distributions. As soon as administratively feasible following each Scheduled Vesting Date (but in no event later than December 31st of the year in which such Scheduled Vesting Date occurs), all Shares issuable pursuant to Units that become vested as of such Scheduled Vesting Date (and with respect to which Shares have not been distributed previously) shall be distributed to Participant.

(b) Distributions As a Result of a Qualifying Termination, Disability or Death. In the event of a Participant’s Qualifying Termination, Disability or death, all Shares issuable pursuant to Units that become vested as a result of such event (and with respect to which Shares have not been distributed previously) shall be distributed to Participant (or Participant’s estate, as the case may be) on or before March 15th of the calendar year immediately following the year in which the event occurs.

(c) Distributions As a Result of Participant’s Eligibility to Retire. If Participant is Eligible to Retire on the Grant Date, then all Units granted pursuant to this RSU Award will be settled and Shares will be distributed on or before March 15th of the calendar year immediately following the year in which the Grant Date occurs. If Participant is not Eligible to Retire as of the Grant Date, but remains continuously employed by the Company or any Affiliate of the Company until Participant becomes Eligible to Retire, then Units that have not been settled previously will be settled (and Shares will be delivered) on or before March 15th of the calendar year immediately following the year in which Participant becomes Eligible to Retire.

In the event that the number of Shares distributable pursuant to this Section 3 is a number that is not a whole number, then the number of Shares distributed shall be rounded down to the nearest whole number.

4. Rights as Shareholder; Dividend Equivalents

Prior to the distribution of Shares with respect to Units pursuant to Section 3 above, Participant shall not have ownership or rights of ownership of any Shares underlying the Units; provided, however, that Participant shall be entitled to receive cash dividend equivalents on outstanding Units (i.e. Units that have not been forfeited or settled), whether vested or unvested, when cash dividends are declared by the Company’s Board of Directors on the Common Stock. Such dividend equivalents will be in an amount of cash per Unit equal to the cash dividend paid with respect to a share of outstanding Common Stock. For avoidance of doubt, Participant will be eligible to receive Dividend equivalents with respect to unvested Units only if Participant remains in continuous employment with the Company or an Affiliate through the applicable dividend record date as declared by the Board. Dividend equivalents will be paid to Participant on the same payment dates as dividends to holders of the Common Stock are paid, provided, however, that in all events, dividend equivalents paid in accordance with this paragraph will be paid in the calendar year in which the dividend record date occurs, or, if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), no later than March 15th of the calendar year following the year in which the right to dividend equivalents is no longer subject to a substantial risk of forfeiture within the meaning of Treasury Regulation Section 1.409A-1(d). Dividend equivalents are subject to income and payroll tax withholding by the Company.

5. Restriction on Transfer

Except for transfers by will or the applicable laws of descent and distribution, the Units cannot be sold, assigned, transferred, gifted, pledged, or in any manner encumbered, alienated, attached or disposed of, and any purported sale, assignment, transfer, gift, pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company. No such attempt to transfer the Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Units or the Shares issuable with respect to the Units.

6. Securities Law Compliance

The delivery of all or any of the Shares in accordance with this Award shall be effective only at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of the Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares. The Company may, in its sole discretion, delay the delivery of the Shares or place restrictive legends on such Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded.

7. Distributions and Adjustments

The Award shall be subject to adjustment, in accordance with Section 4(c) of the Plan, in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 4(c) of the Plan shall occur.

8. Income Tax Withholding

In order to comply with all applicable federal, state, local and foreign income and payroll tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant. Without limiting the foregoing, the Company may, but is not obligated to, permit or require the satisfaction of the minimum statutory tax withholding obligations through net Share settlement at the time of delivery of Shares (i.e. the Company withholds a portion of the Shares otherwise to be delivered with a Fair Market Value, as such term is defined in the Plan, equal to the amount necessary to satisfy such obligations) or through an open market sale of Shares otherwise to be delivered, in each case pursuant to such rules and procedures as may be established by the Company.

9. Miscellaneous

(a) The Agreement is issued pursuant to the Plan and is subject to its terms. The Plan is available for inspection during business hours at the principal office of the Company. In addition, the Plan may be viewed on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future).

(b) The Agreement shall not confer on Participant any right with respect to continuance of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time.

(c) Participant acknowledges that the grant, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares issued with respect to the Units hereunder may have tax consequences pursuant to the Code or under local, state or international tax laws. Participant acknowledges that Participant is relying solely and exclusively on Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Participant understands and agrees that any and all tax consequences resulting from the Award and its grant, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Award, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Participant for such taxes or other items.

(d) It is intended that the Award under this Agreement shall be exempt from Section 409A of the Code pursuant to Treasury Regulations Section 1.409A-1(b)(4), and the provisions of the Agreement shall be construed and administered accordingly.

10. Venue

Any claim or action brought with respect to this Award shall be brought in a federal or state court located in Minneapolis, Minnesota.

11. Definitions

For purposes of the Agreement, the following terms shall have the definitions as set forth below:

(a) “Affiliate” shall be defined as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Announcement Date” shall mean the date of the public announcement of the transaction, event or course of action that results in a Change in Control.

(c) “Cause” shall mean:

(A) the continued failure by Participant to substantially perform Participant’s duties with the Company or any Affiliate (other than any such failure resulting from Participant’s Disability), after a demand for substantial performance is delivered to Participant that specifically identifies the manner in which the Company believes that Participant has not substantially performed Participant’s duties, and Participant has failed to resume substantial performance of Participant’s duties on a continuous basis;

(B) gross and willful misconduct during the course of employment (regardless of whether the misconduct occurs on the Company’s premises), including, without limitation, theft, assault, battery, malicious destruction of property, arson, sabotage, embezzlement, harassment, acts or omissions which violate the Company’s rules or policies (such as breaches of confidentiality), or other conduct which demonstrates a willful or reckless disregard of the interests of the Company or its Affiliates; or

(C) Participant’s conviction of a crime (including, without limitation, a misdemeanor offense) which impairs Participant’s ability substantially to perform Participant’s duties with the Company.

(d) “Change in Control” shall mean any of the following events occurring after the date of the Agreement:

(A) The acquisition by any Person (as defined in Section 11(i))of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (A), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by a subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company (a “Company Entity”) or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i), (ii) or (iii) of this clause (A); or

(B) Individuals who, as of the Grant Date, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (except as a result of the death, retirement or disability of one or more members of the Incumbent Board); provided, however, that any individual becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, (1) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board, (2) any director designated by or on behalf of a Person who has entered into an agreement with the Company (or which is contemplating entering into an agreement) to effect a Business Combination (as defined in paragraph (C) of this Section 11(d)) with one or more entities that are not Company Entities or (3) any director who serves in connection with the act of the Board of Directors of increasing the number of directors and filling vacancies in connection with, or in contemplation of, any such Business Combination; or

(C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any Company Entity or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(D) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) “Disability” or “Disabled” means qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.

(f) “Eligible to Retire” means a Participant is age 59-1/2 or older and has had 10 or more years of employment with the Company or its Affiliates following such Participant’s most recent date of hire by the Company or its Affiliates.

(g) “Incentive Review Committee” means a committee of executive officers of the Company as identified in the Company’s Incentive Compensation Policy from time to time, and initially comprised of the Company’s chief financial officer, chief credit officer, chief risk officer, general counsel and executive vice-president human resources.

(h) “Notice of Termination” means a written notice which sets forth the date of termination of Participant’s employment.

(i) “Person” means person as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(j) “Qualifying Termination” means a Participant’s termination of employment with the Company and its Affiliates by the Company for any reason other than Cause within 12 months following a Change in Control, provided that such a termination will not be a Qualifying Termination if: i) the Company has notified Participant in writing more than 30 days prior to the Announcement Date that Participant’s employment is not expected to continue for more than 12 months following the date of such notification, and Participant’s employment is in fact terminated within such 12-month period; or ii) Participant has announced in writing, prior to the date the Company provides a Notice of Termination to Participant, that Participant intends to terminate his or her employment.